                          LEUCADIA NATIONAL CORPORATION

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


          THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is entered into as of January 1, 1994 among LEUCADIA NATIONAL CORPORATION, a New York corporation (the "Company"), the several banks parties to this Agreement (collectively, the "Banks") and _______ Bank, a New York banking corporation, as agent for the Banks (the "Agent"), amending and restating in its entirety the Revolving Credit Agreement dated as of November 24, 1986 (as heretofore amended) among the Company, the Banks and the Agent.

          The parties hereto hereby agree as follows:

          SECTION 1.  DEFINITIONS
                      -----------
          1.1.  Defined Terms.  As used in this Agreement, the following
                ------- -----
     terms have the following meanings:

          "Agent":  _______ Bank acting as agent for the Banks.
           -----
          "Agreement":  this Amended and Restated Revolving Credit
           ---------
     Agreement, as it may be further amended, supplemented or modified from time to time.

          "Allcity":  Allcity Insurance Co., a New York corporation.
           -------
          "Available Commitment":  at a particular time, an amount equal to
           --------- ----------
     the difference between (a) the aggregate amount of the Commitment at such time and (b) the aggregate unpaid principal amount at such time of all Loans.

          "Banking Subsidiaries":  (i) so long as they are Subsidiaries of
           ------- ------------
     the Company, (x) American Investment Bank, N.A., (y) American Investment Financial, and (z) Governor Financial Corporation and (ii) any other Subsidiary of the Company taking Federal Deposit Insurance Corporation (or other similar entity) insured deposits.

          "Banks":  see preamble.
           -----
          "Base Rate":  the interest rate per annum equal to the higher of
           ---- ----
     (a) the rate of interest publicly announced by the























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

     Agent at its head office in New York, New York from time to time as its prime rate (the prime rate is not intended to be the lowest rate of interest charged by ________ Bank in connection with extensions of credit to debtors), and (b) one-half of one percentage point (0.5%) above the overnight Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any
                       ------- ----- --------- ----
     day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, the preceding business day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

          "Base Rate Loans":  Loans hereunder at any time of reference
           ---- ---- -----
     bearing interest at a rate based upon the Base Rate.

          "Borrowing Date":  any Business Day specified in a notice
           --------- ----
     pursuant to Subsection 2.3 as a date on which the Company requests (or is deemed to have requested) the Banks to make Loans hereunder.

          "Business Day":  any day on which banking institutions in New
           -------- ---
     York, New York, are open for the transaction of banking business and, in the case of Eurodollar Loans, also a day which is a Eurodollar Business Day.

          "CPI":  Colonial Penn Insurance Company, a Pennsylvania
           ---
     corporation.

          "CPL":  Colonial Penn Life Insurance Company, a Pennsylvania
           ---
     corporation.

          "Code":  the Internal Revenue Code of 1986, as amended and in
           ----
     effect from time to time.

          "Commitment":  with respect to each Bank, the amount set forth
           ----------
     herein as its commitment to make Loans to the Company as such amount may be reduced from time to time as provided herein.

          "Commitment Percentage":  with respect to each Bank, the
           ---------- ----------
     percentage set forth herein as its percentage of the aggregate Commitment of the Banks to make Loans to the Company.





















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

          "Commitment Period":  the period from and including the date
           ---------- ------
     hereof to, but not including, the Termination Date or such earlier date as the Commitment shall terminate as provided herein.

          "Commonly Controlled Entity":  an entity, whether or not
           -------- ---------- ------
     incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

          "Consolidated" or "consolidated":  with reference to any term
           ------------      ------------
     defined herein, that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with GAAP.

          "Consolidated Intangibles":  at a particular date, all assets of
           ------------ -----------
     the Company and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the net asset value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and deferred tax assets. Notwithstanding anything to the contrary contained in the preceding sentence, Consolidated Intangibles shall not include deferred insurance policy acquisition costs or the value of life insurance in force.

          "Consolidated Net Worth":  as to any Person at a particular date,
           ------------ --- -----
     all amounts which should be included under shareholders' equity on a balance sheet of such Person and its Subsidiaries determined on a consolidated basis as at such date; provided that, in calculating
                                         --------
     shareholders' equity, marketable securities that have not suffered a decline in value (other than a decline of a temporary nature) shall be reflected at the amortized cost thereof and marketable securities that have suffered a decline in value considered to be other than temporary shall be reflected at the current value thereof. For purposes of this definition, the recorded value of the Company's outstanding preferred stock shall be included under shareholders' equity.

          "Consolidated Tangible Net Worth":  at a particular date, the
           ------------ -------- --- -----
     excess, if any, of Consolidated Net Worth over Consolidated
     Intangibles as at such date.

          "Contingent Obligation":  as to any Person, any reimbursement
           ---------- ----------
     obligation of such Person in respect of the face amount of all letters of credit for the account of such Person and (without duplication) all drafts thereunder (other than trade






















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     letters of credit or interest or currency swap transactions entered into in the ordinary course of business) and any obligation of such Person guarantying or in effect guarantying any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other
                                      ------- -----------
     Person (the "primary obligor") in any manner, whether directly or
                  ------- -------
     indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that
                                                 --------  -------
     the term Contingent Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business, (ii) indemnities granted in the ordinary course of business (including in connection with dispositions by the Company and/or its Subsidiaries), (iii) any insurance or reinsurance obligation of any Subsidiary of the Company entered into in the ordinary course of the insurance business of such Subsidiary, (iv) any guaranty by a Subsidiary of the Company of the obligation of another Subsidiary (other than the Company), if the guarantied obligation of the Subsidiary is reflected in the Company's consolidated financial statements, (v) any obligation (other than the guaranty by a Subsidiary of an obligation of the Company) reflected in the Company's consolidated financial statements and (vi) any Indebtedness. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith. For the purposes of this definition, Contingent Obligations shall not include (x) any guaranty or indemnification undertaking given in connection with the return of the assets of Colonial Penn Madison Insurance Company ("Madison"), Commercial Loan Insurance Corporation
                         -------
     ("CLIC"), WMAC Credit Insurance Corporation ("WMAC Credit") (or any
       ----                                        ---- ------
     other assets currently under the control of the Wisconsin Insurance Commissioner) (collectively, the "Returned Companies") to the control
                                       -------- ---------
     of the Company or any of its Subsidiaries, or (y) any contingent obligation arising from the operations of such Returned Companies; provided, that, any such guaranty,
     --------  ----






















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     indemnification undertaking or contingent obligation has recourse solely to such Returned Companies and the operations of such Returned Companies are kept separate and apart from those of the Company and each of the Company's other Subsidiaries.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------- ----------
     security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default":  any of the events specified in Section 7, whether or
           -------
     not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars or $":  dollars in lawful currency of the United States
           ------- -- -
     of America.

          "Domestic Lending Office":  the head office of the Agent in New
           -------- ------- ------
     York, New York, or such other office of the Agent as notified by the Agent to the Company.

          "Empire":  Empire Insurance Company, a New York corporation.
           ------
          "Empire Group":  Allcity, Empire and their respective
           ------ -----
     Subsidiaries.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "Eurodollar Business Day":  any Business Day on which commercial
           ---------- -------- --
     banks are open for international business (including dealings in Dollar deposits) in London or such other Eurodollar Interbank Market as may be selected by the Agent in its sole discretion acting in good faith.

          "Eurodollar Lending Office":  the Head Office of the Agent in New
           ---------- ------- ------
     York, New York, or such other office of the Agent as notified by the Agent to the Company.

          "Eurodollar Loans":  Loans hereunder at any time of reference
           ---------- -----
     bearing interest at a rate based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each Interest Period
           ---------- ----
     pertaining to Eurodollar Loans, the rate of interest per annum (rounded upwards to the nearest 1/100 of one percent) determined by the Agent to be equal to the quotient of (a) the rate at which


















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     its Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period pertaining to any such Eurodollar Loan in the Eurodollar Interbank Market selected by the Agent in its sole discretion in good faith at 10:00 a.m., New York time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Loan to be outstanding during such Interest Period, divided by (b) a number equal to l.00 minus the daily average of the maximum rates in effect on each day of such Interest Period (expressed as a decimal fraction) at which the Banks subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is used in Regulation D), if such liabilities were outstanding.

          "Event of Default":  any of the events specified in Section 7,
           ----- -- -------
     provided that any requirement for the giving of notice or the lapse of
     --------
     time, or both, or any other condition specified therein, has been satisfied.

          "Excluded Subsidiaries":  on the date hereof and on the date of
           -------- ------------
     any determination pursuant to this Agreement, Subsidiaries, including without limitation each Subsidiary which is the debtor in a Permitted Voluntary Proceeding, in which the Company and its Subsidiaries then has an aggregate investment at cost, after writedowns which, added together with all Contingent Obligations of the Company in respect of liabilities of all such Subsidiaries, are less than 10% of its Consolidated Tangible Net Worth.

          "Existing Subordinated Debt":  (i) the Company's 6% Subordinated
           -------- ------------ ----
     Swiss Franc Bonds due 1996, (ii) the Company's 10-3/8% Senior Subordinated Notes due 2002 and (iii) the Company's 5-1/4% Convertible Subordinated Debentures due 2003.

          "F&H Guaranty":  the Guaranty of the Company in the form of
           --- --------
     Exhibit E to the Master Agreement dated as of November 1989, by and among CX Partners, L.P., a Delaware limited partnership, each of its Limited Partners, including F&H Associates, C.V., a Netherlands Antilles limited partnership ("F&H"), its Liquidating Trustee, and the
                                    ---
     parties named therein, with respect to the obligations of F&H under said Master Agreement.

          "GAAP":  generally accepted accounting principles consistent with
           ----
     those employed in the preparation of the financial statements for the fiscal year ended December 31, 1992 referred





















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     to in Section 3.1 hereof as modified by accounting changes effective through September 30, 1993 as reflected in the Company's financial statements for the quarter ended September 30, 1993.

          "Governmental Authority":  any nation or government, any state or
           ------------ ---------
     other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indebtedness":  as to any Person at a particular time, all items
           ------------
     which, in conformity with GAAP, would be classified as liabilities on a balance sheet of such Person as at such time and which constitute
     (a) indebtedness for borrowed money or constituting the deferred purchase price of assets or other property, (b) obligations with respect to any conditional sale agreement or title retention agreement, (c) indebtedness arising under acceptance facilities and all drafts drawn under all letters of credit issued for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though it has not assumed or otherwise become liable for the payment thereof, (e) obligations under leases which have been, or under GAAP are required to be, capitalized, (f) obligations with respect to interest payable and (g) any asserted withdrawal liability of such Person or a Commonly Controlled Entity to a Multiemployer Plan.

          "Insurance Subsidiary":  any Subsidiary of the Company licensed
           --------- ----------
     as an insurance company.

          "Interest Payment Date":  (a) as to any Base Rate Loan, the last
           -------- ------- ----
     day of each March, June, September and December and on the Termination Date or such earlier date as the Commitment shall terminate as provided herein, and (b) as to any Eurodollar Loan in respect of which the Interest Period is (i) three months or less, the last day of such Interest Period and (ii) more than three months, the date which is three months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

          "Interest Period":  (a) with respect to any Eurodollar Loan, the
           -------- ------
     period commencing on the Borrowing Date with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing as provided in Subsection 2.3; and (b) with respect to any Base Rate Loan, the period commencing on the Borrowing Date with respect to such Base Rate Loan and ending 30 days thereafter, as selected by the Company in its notice of borrowing as provided in
























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

     Subsection 2.3; provided, that, all of the foregoing provisions
                     --------  ----
     relating to Interest Periods are subject to the following:

          (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (ii) if any Interest Period pertaining to a Base Rate Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

          (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (iv) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.

          "Investments":  any advance, loan, extension of credit or capital
           -----------
     contribution to, or purchase of any stocks, bonds, notes, debentures or other securities of, or any other investment in, any Person.

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loans":  as defined in Subsection 2.1.
           -----
          "Market Price":  with reference to the Company's Common Shares
           ------ -----
     ("Common Share") for any Trading Day, the last reported sale price of
       ------ -----
     a Common Share as reported on the New York Stock Exchange or on any principal stock exchange on which the Common Shares are then listed or admitted to trading or on the National

























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

     Association of Securities Dealers National Market System, if quoted; or, if the Common Shares are not then listed or admitted to trading on any national securities exchange and there is no reported last sale price or bid and asked prices available, the average of the reported high-bid and low-asked prices on such day as reported by a reputable quotation service or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day; or, in the absence of one or more such quotations, the current market price determined in good faith by the Board of Directors of the Company on the basis of such quotations or factors as it deems appropriate.

          "Market Value":  with reference to the Company's Common Shares,
           ------ -----
     the average Market Price of such Common Shares for the twenty Trading Days immediately preceding the date of the sale, transfer or disposition giving rise to the need to determine Market Value.

          "Multiemployer Plan":  a Plan which is a multiemployer plan as
           ------------- ----
     defined in Section 4001(a)(3) of ERISA.

          "Notes":  as defined in Subsection 2.2.
           -----
          "PBGC":  the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Distribution":  a distribution to the Company's
           --------- ------------
     shareholders of equity shares of one or more Subsidiaries which is/are engaged in manufacturing operations, provided, that (i) such
                                          --------
     Subsidiary or Subsidiaries has/have an aggregate book value not in excess of $90,000,000, and (ii) no Default or Event of Default exists at the time of declaration of such distribution or at the time of the consummation thereof, either before or after giving effect thereto.

          "Permitted Voluntary Proceeding":  the commencement by the
           --------- --------- ----------
     Company of a voluntary case or proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors with respect to any Subsidiary if (i) at the time such Subsidiary was acquired by the Company, the Company contemplated commencing such case or proceeding, (ii) the sum of the Company's total investment at cost, after write-downs, in such Subsidiary and the Company's Contingent Obligations in respect of liabilities of such Subsidiary does not exceed $90,000,000, and (iii) the commencement of such case or proceeding does not create nor occasion any violation or noncompliance with other provisions of this Agreement.
























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

          "Person":  an individual, partnership, corporation, business
           ------
     trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  any pension plan which is covered by Title IV of ERISA
           ----
     and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          "Prior Agreement":  the Revolving Credit Agreement dated as of
           ----- ---------
     November 24, 1986 among the Company, the Banks and the Agent, as heretofore amended by agreements of amendment dated as of June 11, 1987, October 19, 1987, April 12, 1988, October 28, 1988, March 6,
     1989, August 31, 1989, November 15, 1989, November 6, 1990 and August 1, 1991.

          "Prior Notes":  the revolving credit notes issued to the Banks
           -----------
     pursuant to the Prior Agreement.

          "Refunding Borrowing":  a borrowing hereunder which, after
           --------- ---------
     application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of Loans hereunder made by the Banks.

          "Reportable Event":  any of the events set forth in Section
           ---------- -----
     4043(b) of ERISA or the regulations thereunder.

          "Requirements of Law":  as to any Person, the Certificate of
           ------------ -- ---
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  the Chairman of the Board of Directors,
           ----------- -------
     President or any Vice President of the Company.

          "Single Employer Plan":  any Plan which is not a Multiemployer
           ------ -------- ----
     Plan.

          "Subordinated Debt":  (x) Existing Subordinated Debt and (y)
           ------------ ----
     Indebtedness for borrowed money of the Company incurred after the date hereof which by its terms is subordinated in right of payment to Indebtedness of the Company under this Agreement on the terms and conditions of subordination set forth in Schedule I hereto, or on such other terms as are acceptable to the Banks in


















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     their sole discretion; provided that, if the subordination provisions
                            --------
     governing any of the Indebtedness described in the preceding clause
     (x) or (y) are amended, modified or supplemented without the prior written consent of the Banks after the date hereof or, if later, the date of its issuance, such Indebtedness shall cease to constitute Subordinated Debt for purposes of Section 6 hereof (although the Agent or the Banks shall still be entitled to assert the benefits of the subordination provisions contained therein).

          "Subsidiary":  as to any Person, a corporation of which shares of
           ----------
     stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

          "Terminating Event":  any of the events specified in Section 9.8,
           ----------- -----
     whether or not any requirement for the lapse of time, or any other condition, has been satisfied.

          "Termination Date":  June 30, 1997.
           ----------- ----
          "Total Liquid Assets":  at any date of determination, the sum of
           ----- ------ ------
     (i) the book value (as determined in accordance with GAAP) of all marketable securities (adjusted by the net unrealized gain or loss on such securities not reflected in book value) and aggregate cash and cash equivalent balances, in each case held by the Company and/or its consolidated Subsidiaries (other than Banking Subsidiaries and Insurance Subsidiaries), (ii) balances available under the Company's bank credit agreements maturing twelve months or more after the date of determination, and (iii) all amounts legally distributable from the Company's Insurance Subsidiaries and Banking Subsidiaries. For purpose of this definition, "marketable securities" shall mean (A)
                                  ---------- ----------
     securities that are publicly traded and (B) securities offered by an independent broker that the Company in good faith believes can be sold within 180 days; and "legally distributable from the Company's
                           ------- ------------- ---- --- ---------
      Insurance Subsidiaries and Banking Subsidiaries" shall mean, in the
      --------- ------------ --- ------- ------------
     case of the Company's Insurance Subsidiaries, the maximum sum which those regulators with supervisory authority over such Subsidiaries in the state or states of their incorporation permit them to distribute by statute, regulation or otherwise, and in the case of the Company's Banking Subsidiaries, the maximum sum which those regulators with supervisory authority over such Subsidiaries either at the national level or in the






















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     state of their incorporation permit them to distribute by statute, regulation or otherwise.

          "Trading Day":  any day on which the principal exchange or
           ------- ---
     quotation systems on which the Company's Common Shares are listed or traded, is open for trading.

          "Tranche":  the collective reference to Eurodollar Loans having
           -------
     the same Interest Period (whether or not originally made on the same day).

          "Voting Stock":  as to a corporation, shares of stock having
           ------ -----
     ordinary voting power (other than stock having such power only by reason of the happening of a contingency).

          1.2.  Other Definitional Provisions.
                ----- ------------ ----------
          (a) All terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in Subsection 1.1, and accounting terms partly defined in Subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT
                      COMMITMENT
                      ------------------------------------
          2.1.  Revolving Credit Commitment.  (a)  Subject to the terms and
                --------- ------ ----------
     conditions hereof, each of the Banks severally agrees to make revolving credit loans (individually, a "Loan"; collectively the
                                              ----
     "Loans") to the Company from time to time during the Commitment Period
      -----
     upon notice by the Company to the Agent given in accordance with Subsection 2.3 hereof, in such sums as are requested by the Company up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment. The Loans shall be made pro rata in accordance with each
                                          --- ----
     Bank's Commitment




















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

     Percentage. The respective amount of each Bank's Commitment and its Commitment Percentage shall be as follows:

                                   Amount of      Commitment
               Bank                Commitment     Percentage
               ----                ----------     ----------
          ________ Bank            $25,000,000      62.5%

          ________ Bank            $15,000,000      37.5%

             Total                 $40,000,000      100%

     During the Commitment Period the Company may use the Commitment by borrowing, repaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Loans may be Eurodollar Loans or Base Rate Loans, or combinations thereof, as determined by the Company and notified to the Bank in accordance with Subsection 2.3; provided that no
                                                 --------
     Eurodollar Loan shall be made with an Interest Period extending beyond the Termination Date. Eurodollar Loans shall be made and maintained by the Agent for the accounts of the Banks at its Eurodollar Lending Office, and Base Rate Loans shall be made and maintained by the Agent for the accounts of the Banks at its Domestic Lending Office.

          2.2.  Notes.  The Loans made pursuant hereto are evidenced by
                -----
     separate promissory notes of the Company, substantially in the form of Exhibits A-1 and A-2 (together with any promissory notes in
     -------- ---     ---
     substantially such form issued in substitution or replacement therefor, the "Notes"); one Note being payable to the order of each
                    -----
     Bank in a principal amount equal to such Bank's Commitment and representing the obligation of the Company to pay to such Bank the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Loans made by such Bank hereunder, plus accrued interest thereon, as set forth below. Each Bank is hereby authorized to record the date and amount of its Loan, the maturity date thereof, the date and amount of each repayment of principal thereof, and, in the case of Eurodollar Loans, the interest rate with respect thereto, on the schedule annexed to its Note or any similar record maintained by the Bank with respect to such Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so
                ----- -----
     recorded.

          2.3.  Procedure for Revolving Credit Borrowing.  (a) The Company
                --------- --- --------- ------ ---------
     may borrow under the Commitment during the Commitment























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

     Period on any Eurodollar Business Day if the borrowing is a Eurodollar Loan or on any Business Day if the borrowing is a Base Rate Loan; provided, that, the Company shall give the Agent irrevocable notice
     --------  ----
     (which notice must be received by the Agent prior to 10:00 A.M., New York time) (i) two Eurodollar Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying
     (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be a Eurodollar Loan or a Base Rate Loan, or a combination thereof and (D) the length of the Interest Period for each Loan included in such notice. Promptly upon receipt of such notice, the Agent shall notify each of the Banks thereof. Each borrowing pursuant to the Commitment shall be in an aggregate principal amount (a) in the case of Base Rate Loans, the lesser of (i) $100,000 or a whole multiple thereof and (ii) the Available Commitment, and (b) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof.

          (b) Not later than 11:00 A.M. (New York time) on any requested Borrowing Date, each of the Banks will make available to the Agent, at its head office, in immediately available funds, the amount to be loaned by it on such Borrowing Date. Upon receipt from each Bank of the amount of its Loan, the Agent will make the aggregate amount of such Loans available to the Company, provided that if the Company maintains an account on the books of any Bank, the Loan made by such Bank shall be made available by crediting such account of the Company on the books of such Bank with the amount of such Loan. The failure or refusal of any Bank to make available to the Agent at the aforesaid time on any Borrowing Date the amount of the Loan to be made by such Bank shall not relieve the other Bank from its several obligation hereunder to make its respective Commitment Percentage of any requested Loans.

          (c) The Agent may (unless notified to the contrary by a Bank prior to a Borrowing Date) assume that each Bank has made available to the Agent on such Borrowing Date such Bank's Commitment Percentage of the Loans to be made on such Borrowing Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount. If all or any portion of such amount is made available to the Agent on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period
                                     -
     referred to in clause (iii) below, of the weighted average interest
                            ---
     rate paid by the Agent for Federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to the
                                       -----  --

























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     lesser of such Bank's Commitment Percentage of such borrowing or the portion thereof made available after such Borrowing Date, times (iii)
                                                               -----  ---
     a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such borrowing shall become immediately available to the Agent, and the denominator of which is
     360. A statement of the Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be prima facie evidence
                                                     ----- -----
     of the amount due and owing. If any portion of such Bank's Commitment Percentage of such Loan is not in fact made available to the Agent by such Bank within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount from the Company on demand, with interest thereon at the rate per annum applicable to the Loans made on such Borrowing Date.

          (d) The provisions of Subsection 2.3(a) notwithstanding, if the Company shall not have given a timely notice of a borrowing to be made on the last day of any Interest Period for an outstanding Loan, then unless the Agent shall have received notice that the Company elects not to make a borrowing on such a day (such notice to have been received at least one Business Day prior to such day) the Company shall be deemed irrevocably to have requested a Base Rate Loan to be made on such day in an amount equal to the amount of such outstanding Loan (reduced to the extent necessary to reflect any reductions of the Commitment on or prior to such day) and having an Interest Period of 30 days.

          (e) If the Agent, for the account of a Bank makes a new Loan on a day on which the Company is to repay all or any part of any outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Company or remitted by the Company to such Bank as provided in Subsection 2.12, as the case may be.

          2.4.  Commitment Fee.  The Company agrees to pay to the Agent for
                ---------- ---
     the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee from and including the date hereof to the Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Commitment during the period for which payment is made, payable quarterly on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitment shall terminate as provided


























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     herein, commencing on the first of such dates to occur after the date hereof.

          2.5.  Termination or Reduction of Commitment.  The Company shall
                ----------- -- --------- -- ----------
     have the right, upon not less than ten Business Days' notice to the Agent, to terminate the Commitment or, from time to time, reduce the amount of the Commitment, provided, that, no such reduction or
                               --------  ----
     termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the Commitment then in effect. Termination of the Commitment shall also terminate the obligation of the Banks to make Loans. The Commitment once terminated or reduced may not be reinstated.

          2.6.  Prepayments.  The Company may (i) at any time and from time
                -----------
     to time prepay the Base Rate Loans, in whole or in part, without premium or penalty and (ii) subject to payment of the amounts set forth in Subsection 2.16, prepay the Eurodollar Loans, in either case upon at least one Business Day's irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans, or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Agent shall thereupon transmit such notice to the Banks, the Company shall make such prepayment to the Agent for the accounts of the Banks, and the prepayment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an amount equal to $100,000 or a whole multiple thereof and may only be made if, after giving effect thereto, Subsection 2.8 shall not have been contravened, and each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practical to equalize any prior prepayments not exactly in proportion.

          2.7.  Repayment of Loans.  The Company will pay to the Agent for
                --------- -- -----
     the accounts of the Banks the unpaid principal amount of each Loan made by the Banks on the last day of the Interest Period therefor.

          2.8.  Minimum Accounts of Certain Loans.  All borrowings,
                ------- -------- -- ------- -----
     payments and prepayments hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of any Tranche shall not be less than $1,000,000.
























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

          2.9.  Interest Rate.
                -------- ----
          (a) Each Eurodollar Loan shall bear interest for the period from the date thereof until the stated maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined by the Agent for the Interest Period therefor plus 3/4 of 1%.

          (b) Each Base Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Base Rate.

          (c) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of any Loan shall, without limiting any rights of the Agent under Section 7, bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to clauses (a) and (b) of this Subsection 2.9 until paid in full (before as well as after judgment); provided, that, if such overdue principal amount is in respect of a
     --------  ----
     Eurodollar Loan and the due date therefor is other than the last day of the Interest Period with respect thereto, such Eurodollar Loan shall bear interest from the date that such principal amount was due to the last day of such Interest Period at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to clause (a) above, and for each day thereafter at a rate per annum which is 2% above the Base Rate from such last day until paid in full (before as well as after judgment).

          (d) Interest on each Loan shall be payable in arrears on each Interest Payment Date with respect thereto and after the occurrence of any Default, shall be payable upon demand.

          2.10.  Computation of Interest and Fees.  (a)  Commitment fees
                 ----------- -- -------- --- ----
     and interest in respect of the Loans shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The Agent shall as soon as practicable notify the Company of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced. The Agent shall as soon as practicable notify the Company of the effective date and the amount of each such change. The outstanding amount of the Loans as reflected on the Agent's records from time to time shall be considered correct and binding on the Company and the Banks unless within five Business Days after receipt of any notice by the Agent of such outstanding


























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     amount, the Company or any of the Banks, as the case may be, shall notify the Agent to the contrary.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Agent in determining any interest rate pursuant to Subsection 2.9(a).

          2.11.  Inability to Determine Interest Rate.  In the event that
                 --------- -- --------- -------- ----
     the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Subsection 2.9(a) for any requested Interest Period with respect to a proposed Loan that the Company has requested be made as a Eurodollar Loan, the Agent shall forthwith give telex or telecopy notice of such determination to the Company at least one day prior to the proposed Borrowing Date for such Eurodollar Loan. If such notice is given, any requested Eurodollar Loan shall be made as a Base Rate Loan having an Interest Period of 30 days. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans may be requested by the Company.

          2.12.  Pro Rata Treatment and Payments.  All payments (including
                 --- ---- --------- --- --------
     prepayments) to be made by the Company on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to the Agent for the accounts of the Banks at the Agent's office set forth in Subsection 9.2 in lawful money of the United States of America and in immediately available funds. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the Base Rate. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

          2.13.  Taxes.  All payments made by the Company under this
                 -----
     Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or


























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto
     Rico), and the country in which the Agent's Eurodollar Lending Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Foreign Taxes"). If
                                                    ------- -----
     any Foreign Taxes are required to be withheld from any amounts payable to the Banks hereunder or under the Notes, the amounts so payable to the Banks shall be increased to the extent necessary to yield to the Banks (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Foreign Tax is payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent a certified copy of an original official receipt showing payment thereof. If the Company fails to pay any Foreign Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Banks as a result of any such failure.

          2.14.  Illegality.  Notwithstanding any other provisions herein,
                 ----------
     if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for the Banks to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the Commitment to make Eurodollar Loans shall forthwith be cancelled and (b) the Loans then outstanding as Eurodollar Loans, if any, shall be repaid on the last day of the Interest Period therefor, or within such earlier period as required by law, and reborrowed as Base Rate Loans. If any such prepayment of a Eurodollar Loan is made on a day which is not the last day of the Interest Period therefor, the Company shall pay to the Agent for the accounts of the Banks such amounts, if any, as may be required pursuant to Subsection 2.16.

          2.15.  Requirements of Law.  (a) In the event that any
                 ------------ -- ---
     Requirement of Law or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or any agency or instrumentality thereof:

          (i) does or shall subject any Bank to any tax of any kind whatsoever other than taxes imposed on or measured by the net

























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     income or any franchise taxes imposed in lieu of a tax on or measured by net income of such Bank or any Transferee, as defined in Subsection 9.6, (such non-excluded items being hereinafter referred to as "Taxes") with respect to this Agreement, the Notes or any Loans made
      -----
     hereunder, or changes the basis of taxation of payments to such Bank of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate; or

          (iii)  does or shall impose on such Bank any other condition;

     and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining Loans or extensions of credit hereunder or to reduce any amount receivable hereunder, in respect of its Eurodollar Loans, then the Company shall promptly pay to the Agent, for the account of such Bank, upon demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to such Eurodollar Loans. If such Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Agent which will promptly notify the Company of the event by reason of which such Bank has become so entitled. A statement as to any additional amounts payable pursuant to the foregoing sentence submitted by the Agent to the Company shall be conclusive in the absence of manifest error.
     This covenant shall survive the termination of this Agreement and payment of the Notes.

          (b) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank, and such Bank determines (in its sole and absolute discretion) that the rate of return on such Bank's or such controlling corporation's capital as a consequence of its obligation




























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     hereunder is reduced to a level below that which such Bank or such controlling corporation could have achieved but for the occurrence of any such circumstance, then, in any such case, upon the notice from time to time by the Agent or such Bank to the Company, the Company shall pay to the Agent, for the account of such Bank, on demand, any additional amount or amounts as may be sufficient to compensate such Bank or such controlling corporation for such reduction in rate of return. A statement of the Agent or such Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount or amounts, such Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. This covenant shall survive the termination of this Agreement and payment of the Notes.

          (c) Any recipient of payments under Subsection 2.13 (including any Transferee) that is organized under a jurisdiction other than the United States of America or a state thereof (a "Foreign Recipient"),
                                                     ------- ---------
     no later than the date of the initial Loan (or the date of assignment or transfer, as the case may be) and, subject to clause (e) below, annually (or at such other times as the Company may reasonably request) thereafter, shall deliver two accurate and complete signed originals of either of Internal Revenue Forms 1001 or 4224 (or any successor of such form) to the Company (or in the case of a Transferee which holds a participation interest which it acquired from the Agent, to the Agent which shall provide copies thereof to the Company), in either case, indicating that all payments by the Company of principal of, and interest on, the Loans and all other amounts payable hereunder to such Foreign Recipient may be made free and clear of, and without deduction for, any United States withholding tax. The obligation to deliver forms set forth in the preceding sentence shall not apply for any period during which any change in law or circumstance shall have eliminated any and all obligations imposed on the Company to withhold or deduct United States withholding tax in respect of payments made by the Company hereunder.

          (d) The Company shall not be required to pay any additional amounts to a Foreign Recipient in respect of United States withholding tax pursuant to this Subsection 2.15 if the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Recipient to comply with the provisions of Subsection 2.15(c) for any reason (including a change in circumstances that renders such Foreign Recipient unable to so comply) other than (x) a change in applicable law,




























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     regulation or official interpretation thereof or (y) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (and in the case of a Transferee, after the date of assignment or transfer).

          (e) If, solely as a result of an event described in clause (x) or (y) of Subsection 2.15(d), after the date hereof (or, in the case of a Transferee, after the date of assignment or transfer), (i) any Foreign Recipient is unable to furnish the Company with a form otherwise required to be delivered by it pursuant to Subsection 2.15(c), or (ii) any Bank or any Foreign Recipient makes any payment or becomes liable to make any payment on account of any Taxes, other than a United States withholding tax, with respect to payments by the Company hereunder, the Company may, at its option, either (x) prepay the Loans held by such Bank (or such Foreign Recipient) or (y) continue to make payments to the Agent on behalf of such Bank or such Foreign Recipient under the terms of this Agreement and the Notes, which payments shall be made in accordance with the provisions hereof if the condition set forth in the next succeeding sentence is satisfied. If the Company exercises its option under clause (y) of the preceding sentence, the Company's obligation to make payments to the Agent on behalf of such Bank (or such Foreign Recipient) under the terms of this Agreement and the Notes without deduction for Taxes shall be conditioned on such Bank (or such Foreign Recipient), prior to the time that the next payment under the Notes is due (and thereafter as is required by applicable law), having furnished the Company with such certificate as may be required, and having taken such other steps as reasonably may be available to it, under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such Taxes.

          2.16.  Indemnity.  The Company agrees to indemnify the Agent and
                 ---------
     the Banks and to hold the Banks harmless from any loss or expense or loss of margin which the Banks may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loans, including, but not limited to, any such loss or expense arising from interest or fees payable to lenders of funds obtained by the Banks in order to maintain their Eurodollar Loans hereunder, (b) default by the Company in making a borrowing or conversion after the Company has given (or is deemed to have given) a notice of borrowing in accordance with Subsection 2.3,
     (c) default by the Company in making any prepayment of a Loan after the Company has




























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     given a notice in accordance with Subsection 2.6 hereof and/or (d) the Company making a prepayment of a Eurodollar Loan (including, without limitation, any prepayment made as a result of the Agent's exercise of its rights under Section 7) on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by the Banks to lenders of funds obtained by them in order to maintain their Eurodollar Loans hereunder or from the reemployment of funds so obtained. This covenant shall survive termination of this Agreement and payment of the Notes.

          2.17.  Use of Proceeds.  The Company shall use the proceeds of
                 --- -- --------
     the Loans as working capital for use in the ordinary course of its business. No part of the proceeds of any Loans hereunder will be used
     (a) for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect unless (i) the Company shall have theretofore furnished to the Banks a statement on Federal Reserve Form U-1 with respect to such Loans or (ii) not more than 25% of the value of the assets of either the Company or the Company and its Subsidiaries on a consolidated basis, respectively, which are subject to the provisions of Sections 6.3 or 6.4 of this Agreement, is represented by "margin stock" as so defined, or (b) for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System..

          2.18  Agent's Fee.  The Company shall pay to the Agent, for the
                ------- ---
     Agent's own account, on March 31 of each year while any Loans are outstanding or any Available Commitment exists, an Agent's Fee of $12,500.

          SECTION 3.  REPRESENTATIONS AND WARRANTIES
                      ------------------------------
          To induce the Banks to enter into this Agreement and to make the Loans herein provided for, the Company hereby covenants, represents and warrants to the Banks that:

          3.1.  Financial Condition.  The consolidated balance sheet of the
                --------- ---------
     Company and its consolidated Subsidiaries as at December 31, 1992, and the related consolidated statements of income, statements of changes in shareholders equity and statements of cash flows for the fiscal year ended on such date, certified by Coopers & Lybrand, copies of which have heretofore been furnished to the Banks, are complete and correct and present

























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     fairly in accordance with GAAP the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently with the preceding year.

          3.2.  No Change.  Except as set forth in the filings of the
                -- ------
     Company with the Securities and Exchange Commission prior to the date hereof, copies of which have been delivered to the Banks, since December 31, 1992 there has been no material adverse change in the business, operations, assets or financial or other condition of the Company and its Subsidiaries taken as a whole.

          3.3.  Corporate Existence; Compliance with Law.  Each of the
                --------- ---------  ---------- ---- ---
     Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged,
     (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except in those jurisdictions in which the failure to be so qualified or in good standing would not have a material adverse effect upon the business, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, and
     (d) is in compliance with all Requirements of Law, except (with reference to each of clauses (a), (b), (c) and (d) above) to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole, and could not materially adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes.

          3.4.  Corporate Power; Authorization; Enforceable Obligations.
                --------- -----  -------------  ----------- -----------
     The Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and the Notes and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement and the Notes. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution,

























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     delivery, performance, validity or enforceability of this Agreement or the Notes. This Agreement has been, and the Notes will be, duly executed and delivered on behalf of the Company and this Agreement constitutes, and the Notes when executed and delivered will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          3.5.  No Legal Bar.  The execution, delivery and performance of
                -- ----- ---
     this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

          3.6.  No Material Litigation.  Except as set forth in the filings
                -- -------- ----------
     of the Company with the Securities and Exchange Commission copies of which have been delivered prior to the date hereof, to the Banks, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or the Notes or any of the transactions contemplated hereby, or (b) which has any reasonable likelihood of resulting in any material adverse change in the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

          3.7.  No Default.  Neither the Company nor any of its
                -- -------
     Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole, or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes. No Default or Event of Default has occurred and is continuing.

          3.8.  Ownership of Property; Liens.  Each of the Company and its
                --------- -- --------  -----
     Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to all its other property (except that such


























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     representation is not made for any such property with a book value of $500,000 or less provided that the aggregate book value of such property for which such representation is not made shall not exceed $5,000,000), and none of such property is subject to any Lien, except as permitted in Subsection 6.3.

          3.9.  No Burdensome Restrictions.  No Contractual Obligation of
                -- ---------- ------------
     the Company or any of its Subsidiaries and no Requirement of Law materially adversely affects, or insofar as the Company may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

          3.10.  Taxes.  Each of the Company and its Subsidiaries has filed
                 -----
     or caused to be filed all tax returns which to the knowledge of the Company are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); and no tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges.

          3.11.  Federal Regulations.  Neither the Company nor any of its
                 ------- -----------
     Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loans hereunder will be used (a) for "purchasing" or "carrying" "margin stock" as so defined unless (i) the Company shall have theretofore furnished to the Banks a statement on Federal Reserve Form U-1 with respect to such Loans or (ii) not more than 25% of the value of the assets of either the Company or the Company and its Subsidiaries on a consolidated basis, respectively, which are subject to the provisions of Sections 6.3 or 6.4 of this Agreement, is represented by "margin stock" as so defined, or (b) for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.



























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

          3.12.  ERISA.  As of January 1, 1993 the actuarially determined
                 -----
     aggregate amount of unfunded vested benefits under the Plans administered by the Company and its Subsidiaries was less than $5,000,000. The Company and its Subsidiaries are in compliance with all applicable provisions of ERISA except for any noncompliance which, either individually or in the aggregate with all other instances of such noncompliance, could not have a material adverse effect upon the business, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. For purposes of this Subsection 3.12, the term "Subsidiaries" shall not include any Excluded Subsidiary other than any Excluded Subsidiary which is treated as a single employer with the Company under the Code.

          3.13.  Investment Company Act.  The Company is not an "investment
                 ---------- ------- ---
     company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          3.14.  Full Disclosure.  Neither this Agreement nor any other
                 ---- ----------
     certificate, report, statement or other writing furnished to the Agent or the Banks by the Company in connection with the negotiation of this Agreement contains any untrue fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          3.15.  Subordinated Debt.  The Indebtedness of the Company
                 ------------ ----
     evidenced by its 6% Subordinated Swiss Franc Bonds due 1996, 10-3/8% Senior Subordinated Notes due 2002 and the 5-1/4% Convertible Subordinated Debenture due 2003 constitutes Subordinated Debt.

          3.16.  Nonrecourse Contingent Obligations.  As of November 6,
                 ----------- ---------- -----------
     1990, each of Madison, CLIC and WMAC Investment Corporation ("WMAC")
                                                                   ----
     has assets in excess of its liabilities. The guaranties or indemnification undertakings given by Madison, CLIC and/or WMAC referenced in the definition of Contingent Obligation are obligations of Madison, CLIC or WMAC, as the case may be, without recourse to the Company.

     For purposes of Subsections 3.5, 3.8, and 3.10, the terms "Subsidiary" and "Subsidiaries" shall not include any Excluded Subsidiaries.

          SECTION 4.  CONDITIONS PRECEDENT
                      --------------------


























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

          4.1.  Conditions of Initial Loan.  The obligation of the Banks to
                ---------- -- ------- ----
     make Loans hereunder on the first Borrowing Date is subject to the satisfaction of the following conditions precedent:

          (a)  Notes.  The Agent shall have received the Notes, conforming
               -----
     to the requirements hereof and executed by a duly authorized officer of the Company.

          (b)  Legal Opinion.  The Banks shall have received an opinion
               ----- -------
     addressed to the Agent and the Banks of Messrs. Weil, Gotshal and Manges, counsel to the Company, dated the first Borrowing Date and addressed to the Bank, substantially in the form of Exhibit B. Such
                                                         ------- -
     opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Agent shall reasonably require.

          (c)  Borrowing Certificate:  The Agent shall have received a
               --------- -----------
     Borrowing Certificate dated the first Borrowing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments
                 ------- -
     satisfactory in form and substance to the Agent and its counsel, executed by the President or a Vice President and Secretary or an Assistant Secretary of the Company.

          (d)  Payment of Prior Note, Etc.  Each Bank shall have received
               ---------------------------
     evidence in form and substance satisfactory to it that (i) the principal of and interest on the Prior Note and all other obligations and liabilities of the Company under the Prior Agreement shall have been paid in full, and (ii) the Commitment (as such term is defined in the Prior Agreement) shall have been terminated.

          (e)  Officers' Certificate.  The Agent shall have received an
               --------  -----------
     Officers' Certificate dated the first Borrowing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments
                 ------- -
     satisfactory to the Agent and its counsel, executed by the Comptroller (or the chief financial officer of the Company, if he is not also the Comptroller) and the Treasurer of the Company.

          (f)  Additional Matters.  All other documents and legal matters
               ---------- -------
     in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

          4.2.  Conditions to All Loans.  The obligation of the Banks to
                ---------- -- --- -----
     make any Loans to be made by them hereunder (including the



















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     initial Loans) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

          (a)  Representations and Warranties.  The representations and
               --------------- --- ----------
     warranties contained in Section 3 (except, in the case of a Refunding Borrowing, the representations and warranties contained in Subsections
     3.2 and 3.6 and the representations and warranty as to the absence of a Default contained in the last sentence of Subsection 3.7) shall be correct on and as of the Borrowing Date for such Loan with the same effect as if made on and as of such date.

          (b)  No Existing Default.   (i)  In the case of a Refunding
               -- -------- --------
     Borrowing, no Event of Default or Terminating Event, other than a Terminating Event resulting from the incapacity or death of either Ian Cumming or Joseph Steinberg (a "Delayed Termination Event"), shall have occurred and be continuing on such Borrowing Date with respect to such Loans or after giving effect to the Loans to be made on such Borrowing Date, provided, that if a Delayed Termination Event shall
                     --------
     have occurred, the Interest Period of any Eurodollar Loan made as part of such Refunding Borrowing shall end on or prior to the date this Agreement will terminate as a result of such Delayed Termination Event, and (ii) in the case of any other borrowing, no Default, Event of Default or Terminating Event shall have occurred and be continuing hereunder on the Borrowing Date with respect to such Loan or after giving effect to the Loans to be made on such Borrowing Date.

          Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company hereunder as of the date of each such borrowing that the conditions in clauses (a) and (b) of this Subsection 4.2 applicable thereto have been satisfied.

          SECTION 5.  AFFIRMATIVE COVENANTS
                      ---------------------
          The Company hereby agrees that, so long as the Commitment remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any of the Banks hereunder, the Company shall, and in the case of the agreements set forth in Subsections 5.3, 5.4, 5.5 and 5.6 shall cause each of its Subsidiaries other than the Excluded Subsidiaries to:

          5.1.  Financial Statements.  Furnish to each of the Banks:
                --------- ----------
          (a) as soon as available, but in any event within one hundred days after the end of each fiscal year of the Company, a



























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     copy of (i) the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, statements of change in shareholder equity and statements of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified, without a "going concern" or like qualification or exception arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing not unacceptable to the Agent, (ii) the consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidating statements of income for such fiscal year, showing in each case inter-company eliminations, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries taken as a whole; and

          (b) as soon as available, but in any event not later than fifty-five days after the end of each of the first three quarterly periods of each fiscal year of the Company, (i) the Company's quarterly report to shareholders on Form 10-Q, as filed with the Securities and Exchange Commission, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (ii) the consolidating balance sheet of the Company and its Subsidiaries as at the end of each such quarter, showing inter-company eliminations, and the related consolidating statements of income, showing inter-company eliminations, certified by a Responsible Officer as being fairly stated in all material respects;

     all such financial statements to be prepared in accordance with GAAP applied consistently throughout the periods reflected therein except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein.

          5.2.  Certificates; Other Information.  Furnish to each of the
                ------------  ----- -----------
     Banks:

          (a) concurrently with the delivery of the financial statements referred to in Subsection 5.1 (a) above, a certificate of the independent certified public accountants certifying such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;





























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

          (b) concurrently with the delivery of the financial statements referred to in Subsections 5.1 (a) and (b) above, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and in the Notes to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Subsections 6.1, 6.2, 6.6, 6.7 and 6.8;

          (c) within ten days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within ten days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) as soon as available, but in any event within one hundred and twenty days after the end of the fiscal year of the Company, the annual statement for Charter National Life Insurance Company, CPL, CPI and the Empire Group as filed with the insurance department in its state of incorporation; and

          (e) promptly, any such additional financial and other information as the Agent or any Bank may from time to time reasonably request.

          5.3.  Payment of Obligations.  Pay, discharge or otherwise
                ------- -- -----------
     satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other obligations of whatever nature, except, in the case of Indebtedness other than that described in Section 7(e), when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

          5.4.  Conduct of Business and Maintenance of Existence.  (a)
                ------- -- -------- --- ----------- -- ---------
     Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, provided, however, that a Permitted
                              --------  -------
     Distribution shall not be prohibited or limited by this Section 5.4; and (b) comply with all Contractual

























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

     Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

          5.5.  Maintenance of Property, Insurance.  Keep all property
                ----------- -- --------  ---------
     useful and necessary in its business in good working order and condition; to the extent obtainable on terms which its management deems reasonable, maintain with financially sound and reputable insurance companies insurance on all its property against such casualties and contingencies and in such types and amounts as, in the judgment of its executive officers, is deemed adequate; and furnish to the Agent, upon written request, full information as to the insurance carried.

          5.6.  Inspection of Property; Books and Records; Discussions.
                ---------- -- --------  ----- --- -------  -----------
     Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit the Banks, through the Agent or any of their designated representatives, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, investments, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

          5.7.  Notices.  Promptly give notice in writing to each of the
                -------
     Banks:

          (a) of the occurrence of any Default, Terminating Event or Event of Default;

          (b) of any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case could have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

          (c) of any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is


























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

     $15,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought and, if granted, would be reasonably likely to have a material adverse effect on the business, assets, operations, financial or other condition of the Company and its Subsidiaries taken as a whole;

          (d) of the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and with respect to a Multiemployer Plan, the Reorganization or Insolvency of the Plan, and in addition to such notice, deliver to each of the Banks whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Company setting forth details as to such Reportable Event and the action that the Company or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

          (e) a copy of each notice given by the Company to the holders of public debt of the Company within five Business Days after such notice is sent to such holders and notice to each of the Banks regarding any change in the trustee or Person performing a similar role for such holders; and

          (f) of a material adverse change in the business, operations, property or financial or other condition of the Company, or the Company and its Subsidiaries taken as a whole.

     Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto. For all purposes of clause (d) of this subsection, the Company shall be deemed to have all knowledge of all facts attributable to the administrator of such Plan.

          SECTION 6. NEGATIVE COVENANTS
                     ------------------
          The Company hereby agrees that, so long as the Commitment remains in effect, any Note remains outstanding and unpaid or any other amount is owing to the Bank hereunder:



























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

          6.1.  Maintenance of Consolidated Tangible Net Worth.  At any
                ----------- -- ------------ -------- --- -----
     time during each fiscal year commencing after December 31, 1993 the Company will not permit Consolidated Tangible Net Worth to be less than an amount equal to the sum of (i) $550,000,000, minus (ii) the
                                                          -----
     sum of (x) an amount equal to the aggregate amount by which the capital stock account of the Company shall have been reduced as a result of purchases by the Company of shares of its capital stock during the period from January 1, 1994 to and including the date of computation of Consolidated Tangible Net Worth, (y) the aggregate amount by which the assets of the Company constituting costs in excess of the net asset value of acquired companies and deferred taxes, as determined in accordance with GAAP, shall have increased by reason of acquisitions made by the Company during the period from January 1, 1994 to and including the date of computation of Consolidated Tangible Net Worth, (provided that the amount of the decrease in Consolidated
                 --------
     Tangible Net Worth pursuant to clauses (x) and (y) shall not exceed $50,000,000), and (z) in the event of any Permitted Distribution, an amount equal to the amount by which Consolidated Tangible Net Worth is reduced as a result of such Permitted Distribution, plus (iii) an
                                                            ----
     amount equal to the sum of 40% of the Consolidated Net Income of the Company and its Subsidiaries (as determined in accordance with GAAP) for each prior full calendar year commencing after December 31, 1993 (provided that (A) the amount determined pursuant to clause (iii)
      --------
     shall be equal to zero for any calendar year for which there is a net loss and (B) that the amounts included in net income (determined in accordance with GAAP) resulting from changes in accounting principles to the extent that such changes increase intangibles shall not be included in net income for purposes of this Section 6.1).

          6.2.  Leverage Ratio.  The Company will not at any time permit
                -------- -----
     the ratio of (a) consolidated Indebtedness, decreased by (i) the aggregate amount of all customer deposits of the Banking Subsidiaries and (ii) Subordinated Debt (but only to the extent that Subordinated Debt does not exceed 40% of Consolidated Tangible Net Worth), to (b) Consolidated Tangible Net Worth, decreased by an amount equal to 25% of the investment at equity in all consolidated Insurance Subsidiaries (as determined in accordance with GAAP), and increased by Subordinated Debt (to the extent such Subordinated Debt does not exceed 40% of Consolidated Tangible Net Worth), to exceed 1.60 to 1.0.

          6.3.  Limitations on Liens.  The Company will not, nor shall it
                ----------- -- -----
     permit any Subsidiary to, at any time directly or indirectly create, incur, assume or suffer to exist, any Lien upon any of
























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     its property, assets or revenues, whether now owned or hereafter acquired, except:

          (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', material-men's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

          (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries;

          (f)  Liens described in Schedule II;
                                  -------- --
          (g) Liens on assets owned by the Company or any Subsidiary securing an amount not to exceed (i) $200,000,000 in the aggregate for all such assets or (ii) $125,000,000 in the aggregate for (x) any particular asset or (y) for the securities of any particular Person, provided that the aggregate book value of all assets securing such
     --------
     Liens shall not exceed 200% of the aggregate amounts secured thereby;

          (h) pledges or deposits effected by the Company or any Insurance Subsidiary as a condition to obtaining or maintaining any license, permit or authorization to transact insurance or reinsurance business;

          (i)  deposits with insurance regulatory authorities; and





























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

          (j) Liens arising under ceding reinsurance agreements entered into by any Insurance Subsidiary.

          6.4.  Prohibition of Fundamental Changes.  The Company will not,
                ----------- -- ----------- -------
     nor will it permit any Subsidiary to, at any time enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, except that:

          (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided, that, the Company shall be the
                               --------  ----
     continuing or surviving corporation) or with any one or more
     Subsidiaries of the Company;

          (b) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any Subsidiary;

          (c)  for purposes of this Subsection 6.4, a Permitted
     Distribution shall not constitute a transfer or disposition of all or substantially all of the Company's business or assets; and

          (d) a Permitted Voluntary Proceeding shall not be prohibited by this Subsection 6.4.

          6.5.  Investments.  The Company will not, nor will it permit any
                -----------
     Subsidiary to, make or commit to make any Investment in a single Person, other than an Investment in any Governmental Authority of the United States of America, in an aggregate amount exceeding the then Consolidated Tangible Net Worth of the Company.

          6.6.  Limitation on Contingent Obligations.  Except as set forth
                ---------- -- ---------- -----------
     in a letter from the Company to the Agent and the Banks on the date hereof, the Company will not, nor will it permit any Subsidiary to, create, incur, assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, or suffer to exist Contingent Obligations in an aggregate amount for the Company and its Subsidiaries in excess of $50,000,000 provided, that such
                                                   --------  ----
     amount shall not include the F&H Guaranty and provided, further, that
                                                   --------  -------
     in the event that the Company or any Subsidiary incurs a Contingent Obligation that would have been permitted under Subsection 6.2 hereof had such Contingent Obligation been incurred as a direct liability, then for the purposes of this Subsection 6.6, only 50% of the























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     amount of such Contingent Obligation shall be applied towards the $50,000,000 limitation.

          6.7.  Total Liquid Assets Ratio.  At the end of any calendar
                ----- ------ ------ -----
     quarter, the Company will not permit the ratio of (a) Total Liquid Assets to (b) the sum of (i) the principal of all outstanding consolidated Indebtedness due within twelve months (excluding principal on debt outstanding under revolving credit agreements which expire by their terms within twelve months of the calculation date and Indebtedness of the Company's Banking Subsidiaries), (ii) the principal of all other outstanding consolidated Indebtedness which is secured by Liens on margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System), and (iii) interest on all outstanding consolidated Indebtedness determined on a pro forma basis based on the interest rate or rates on
                     --- -----
     such debt in effect on the calculation date, to be less than 1.25 to 1.

          6.8.  Limitation on Subsidiary Indebtedness.  At the end of any
                ---------- -- ---------- ------------
     calendar quarter commencing after December 31, 1993, the Company will not permit the aggregate Indebtedness of all of the Company's consolidated Subsidiaries to be greater than 25% of Consolidated Tangible Net Worth at such date; provided that, for purpose of this
                                      --------
     Subsection 6.8, Indebtedness of a Subsidiary shall not include:

          (i)  any Indebtedness outstanding at December 31, 1992;

          (ii) any Indebtedness secured by Liens permitted under Subsection 6.3(g);

          (iii)  any Indebtedness of the Company's Banking Subsidiaries;

          (iv) Indebtedness of any Subsidiary the ownership of which is acquired by the Company, directly or indirectly, after the date hereof, or which is established by the Company after the date hereof for the purpose of acquiring assets or equity of any Person not owned, directly or indirectly, by the Company on the date hereof; provided,
                                                                --------
      that, such Indebtedness is not guaranteed by nor otherwise have
      ----
     recourse to the Company; and

          (v) Any Indebtedness of a Subsidiary to another Subsidiary or to the Company.

     For purposes of Subsections 6.3, 6.4 and 6.6, the terms "Subsidiary" and "Subsidiaries" shall not include any Excluded























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

     Subsidiary except as otherwise expressly provided in such subsections.

          SECTION 7.  EVENTS OF DEFAULT
                      -----------------
          Upon the occurrence of any of the following events:

          (a) The Company shall fail to pay any principal of or interest on the Notes, or any other amount payable hereunder, when due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company shall default in the observance or performance of any agreement contained in Sections 5 and 6; or

          (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement, and such default shall continue unremedied for a period of 30 days; or

          (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) or in the payment of any Contingent Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

          (f) (i) The Company or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to































     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (except for reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, or composition with respect to Olivehain Securities, a United Kingdom company, or any of its Subsidiaries, and except for the commencement of a Permitted Voluntary Proceeding), or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any Subsidiary shall have taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Company or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days






























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     after commencement thereof, as the case may be, (iv) any Single Employer Plan shall terminate for purposes of Title V of ERISA, or (v) any other event or condition shall occur or exist with respect to a Single Employer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities which are, in the aggregate, material in relation to the business, operations, property or financial or other conditions of the Company and its Subsidiaries taken as a whole; or

          (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

     then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, automatically the Commitment shall immediately terminate and the Loan or Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (I) the Agent may, and upon the request of the Banks shall, by notice of default to the Company, declare the Commitment to be terminated forthwith whereupon the Commitment shall immediately terminate; and (II) the Agent may, and upon the request of the Banks shall, by notice of default to the Company, declare the Loan or Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. For purposes of paragraphs (e), (f) and (h) above, the terms "Subsidiary" and "Subsidiaries" shall not include any Excluded Subsidiary.

          SECTION 8.  THE AGENT
                      ---------
               8.1. Appointment.  Each Bank hereby irrevocably designates
                    -----------
     and appoints the Agent as the agent of such Bank under this Agreement and each such Bank irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement, the Notes and any such other documents, and to exercise such powers and perform such duties as



























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     are expressly delegated to the Agent by the terms of this Agreement, the Notes and any such other documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

               8.2. Delegation of Duties.  The Agent may execute any of its
                    --------------------
     duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               8.3. Exculpatory Provisions.  Neither the Agent nor any of
                    ----------------------
     its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any such other document or for any failure of the Company to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

               8.4. Reliance by Agent.  The Agent shall be entitled to
                    -----------------
     rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner

























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

               8.5. Notice of Default.  The Agent shall not be deemed to
                    -----------------
     have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Banks; provided that unless and until
                                          --------
     the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

               8.6. Non-Reliance on Agent and Other Lenders.  Each Bank
                    ---------------------------------------
     expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking


























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     action under this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

               8.7. Indemnification.  The Banks agree to indemnify the
                    ---------------
     Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall
                                              --------
     be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

               8.8. Agent in Its Individual Capacity.  The Agent and its
                    --------------------------------
     affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.


























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

               8.9. Successor Agent.  The Agent may resign as Agent upon 10
                    ---------------
     days' notice to the Banks. If the Agent shall resign as Agent under this Agreement then the Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 9.  MISCELLANEOUS
                      -------------
          9.1.  Amendments and Waivers.  Neither this Agreement, the Notes,
                ---------- --- -------
     nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to a written instrument executed by the Agent, all of the Banks, and the Company.

          9.2.  Notices.  All notices, requests and demands to or upon the
                -------
     respective parties hereto to be effective shall be in writing or by telecopy, telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, if sent by telecopy, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

          The Company:             Leucadia National Corporation
                                   315 Park Avenue South
                                   New York, New York  10010
                                   Attention:  President
                                   Telecopy:  212-598-4869

          with a copy to:          Stephen E. Jacobs
                                   c/o Weil, Gotshal & Manges
                                   767 Fifth Avenue
                                   New York, New York  10153
                                   Telecopy:  212-310-8007



























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

          The Banks:               _________ Bank
                                   _____________________________
                                   _____________________________
                                   ___________________
                                   Telecopy:  (___) ___-____

                                   _______________________
                                   _______________________
                                   _______________________
                                   Attention:
                                   Telecopy:  (___) ___-____

          The Agent:               ________ Bank
                                   _____________________________
                                   _____________________________
                                   Attention: _____________
                                   Telecopy:  (___) ___-____

     provided that any notice, request or demand to or upon the Agent pursuant to Subsections 2.3, 2.5 and 2.6 shall be prior and shall not be effective until received.

          9.3.  No Waiver; Cumulative Remedies.  No failure to exercise and
                -- ------  ---------- --------
     no delay in exercising, on the part of the Agent or the Banks, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4.  Survival of Representations and Warranties.  All
                -------- -- --------------- --- ----------
     representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          9.5.  Payment of Expenses and Taxes.  The Company agrees (a) to
                ------- -- -------- --- -----
     pay or reimburse the Agent and the Banks for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and the Banks, (b)
























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     to pay or reimburse the Agent and the Banks for all of their reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, fees and disbursements of counsel to the Agent and the Banks, (c) to pay, indemnify, and to hold the Agent and the Banks harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver of consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any environmental law applicable to the operations of the Company, any of its Subsidiaries or any of the real properties owned or operated by the Company or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the
                                                   --------
     Company shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Bank or (ii) legal proceedings commenced against the Agent or any such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

          9.6.  Successors and Assigns.  This Agreement shall be binding
                ---------- --- -------
     upon and inure to the benefit of the Company, the Agent, the Banks, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Agreement without the prior written consent of each of the Banks. The Company acknowledges that the Banks may at any time sell, assign, transfer, or grant, participations in the Loans to other financial institutions (a "Transferee") provided that the Company
                                ----------
     shall not, at the time of such disposition, incur any additional expenses solely as a result of the sale, assignment, transfer or



























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     grant of such participations. The Company agrees that each Transferee may, subject to the provisions of this Agreement, exercise all rights of payment with respect to the portion of such Loans held by it as fully as if such Transferee were the direct holder thereof; provided that a Transferee shall not be entitled to require the Agent to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of or interest on a Loan allocated to such participation or a reduction of the principal amount of or the rate of interest payable on the Loans. In addition, the Company agrees that each Transferee shall be entitled to the benefits of Subsections 2.13, 2.15 and 2.16 (including, without limitation, with respect to Subsection 2.16, that the covenants therein shall survive termination of this Agreement and payment of the Notes) with respect to its participation in any Eurodollar Loans.

          9.7.  Set-off.  In addition to any rights or remedies of the
                -------
     Banks provided by law, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the federal bankruptcy act or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment; or the appointment of any receiver of, or of any of the property of; the issuance of any execution against any of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of; or the issuance of a warrant of attachment against any of the property of; the Company, to set-off and apply against any indebtedness, whether matured or unmatured of the Company to such Bank, any amount owing from such Bank to the Company at, or at any time after, the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by such Bank against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank (either directly or through the Agent) of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Such Bank agrees promptly to notify the Company and the Agent after any such set-off and




























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A
     application made by the Bank, provided, that, the failure to give such
                                   --------  ----
     notice shall not affect the validity of such set-off and application. Each Bank agrees with the other Banks that (i) if an amount to be set off is to be applied to Indebtedness of the Company to a Bank, other than Indebtedness evidenced by the then outstanding Notes held by all of the Banks, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes, and
     (ii) if a Bank shall receive from the Company, whether by voluntary payment, exercise of the right of set-off, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by a Bank by proceeding against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by a Bank any amount in excess of its ratable portion of the payments received by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto
                                                                 --- -----
      assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided,
                                                              --------
      however, that if all or any part of such excess payment is thereafter
      -------
     recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

          9.8.  Termination.  This Agreement shall terminate in the event
                -----------
     (a) Ian Cumming and Joseph Steinberg cease to own, directly or indirectly, 32% or more of the Voting Stock of the Company, provided,
                                                                  --------
      that Messrs. Cumming and/or Steinberg may cease to own, directly or indirectly, 32% or more of the Voting Stock of the Company if: (i) in the aggregate, they own, directly or indirectly, at least 23% of the outstanding Voting Stock, and (ii)(x) if during the lifetime of Mr. Cumming or Mr. Steinberg, the aggregate Market Value of the Voting Stock owned by them, directly or indirectly, is at least $200,000,000 or (y) if upon the death of either Mr. Cumming or Mr. Steinberg, the aggregate Market Value of the Voting Stock owned, directly or indirectly, by the survivor would be at least $100,000,000. For purposes hereof, the term "owned, directly or indirectly" shall be
                                ------ -------- -- ----------
     deemed to include all Voting Stock received from Mr. Cumming or Mr. Steinberg by any member of their respective immediate families or by any trust for the benefit of either of them or any member of their respective immediate families (a "Recipient"), which Voting Stock is
                                       ---------
     held by a Recipient during the lifetime of Mr. Cumming or Mr. Steinberg, or (b) either Mr. Cumming or Mr. Steinberg cease to be a principal executive officer (which shall include the office of Chairman of the Board of Directors) of the Company.


















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

     In determining the number of outstanding Common Shares then held by Messrs. Cumming and Steinberg and the total number of outstanding Common Shares, there shall be excluded Common Shares issued by the Company after December 31, 1991, or the conversion into or exchange for, after December 31, 1991, Common Shares or securities convertible into or exchangeable for Common Shares. Such termination shall be immediate if it arises from any event other than the death or incapacity of either or both of Ian Cumming and Joseph Steinberg. If such termination shall arise from the death or incapacity of either or both of Ian Cumming and Joseph Steinberg such termination shall take effect 120 days after such event. Upon any such termination, the Company shall pay to the Agent for the accounts of the Banks all amounts owing under this Agreement and the Notes. No such termination shall affect any rights acquired by the Banks under this Agreement prior to or as a result of such termination.

          9.9.  Counterparts.  This Agreement may be executed by one or
                ------------
     more of the parties to this Agreement in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          9.10.  Governing Law.  This Agreement and the Notes and the
                 --------- ---
     rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the laws (excluding the laws applicable to conflicts or choice of law) of the State of New York.














































     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York, by their proper and duly authorized officers as of the day and year first above written.

                                   LEUCADIA NATIONAL CORPORATION



                                   By:
                                      ----------------------------
                                      Title:


                                   ________ BANK, as Agent
                                             and as a Bank


                                   By:
                                      ----------------------------
                                      Title:


                                   _______________________



                                   By:
                                      ----------------------------
                                      Title:


                                   By:
                                      ----------------------------
                                      Title:






































     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

                                TABLE OF CONTENTS
                                -----------------


                                                                       Page
                                                                       ----

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .1
          1.1.  Defined Terms  . . . . . . . . . . . . . . . . . . . .    1
          1.2.  Other Definitional Provisions  . . . . . . . . . . . .   12

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT
                      COMMITMENT . . . . . . . . . . . . . . . . . . .   13
          2.1.  Revolving Credit Commitment  . . . . . . . . . . . . .   13
          2.2.  Notes  . . . . . . . . . . . . . . . . . . . . . . . .   13
          2.3.  Procedure for Revolving Credit Borrowing . . . . . . .   14
          2.4.  Commitment Fee . . . . . . . . . . . . . . . . . . . .   16
          2.5.  Termination or Reduction of Commitment . . . . . . . .   16
          2.6.  Prepayments  . . . . . . . . . . . . . . . . . . . . .   16
          2.7.  Repayment of Loans . . . . . . . . . . . . . . . . . .   17
          2.8.  Minimum Accounts of Certain Loans  . . . . . . . . . .   17
          2.9.  Interest Rate  . . . . . . . . . . . . . . . . . . . .   17
          2.10.  Computation of Interest and Fees  . . . . . . . . . .   18
          2.11.  Inability to Determine Interest Rate  . . . . . . . .   18
          2.12.  Pro Rata Treatment and Payments . . . . . . . . . . .   19
          2.13.  Taxes . . . . . . . . . . . . . . . . . . . . . . . .   19
          2.14.  Illegality  . . . . . . . . . . . . . . . . . . . . .   20
          2.15.  Requirements of Law . . . . . . . . . . . . . . . . .   20
          2.16.  Indemnity . . . . . . . . . . . . . . . . . . . . . .   23
          2.17.  Use of Proceeds . . . . . . . . . . . . . . . . . . .   23
          2.18  Agent's Fee  . . . . . . . . . . . . . . . . . . . . .   24

SECTION 3.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . 24
          3.1.  Financial Condition  . . . . . . . . . . . . . . . . .   24
          3.2.  No Change  . . . . . . . . . . . . . . . . . . . . . .   24
          3.3.  Corporate Existence; Compliance with Law . . . . . . .   24
          3.4.  Corporate Power; Authorization; Enforceable
               Obligations . . . . . . . . . . . . . . . . . . . . . .   25
          3.5.  No Legal Bar . . . . . . . . . . . . . . . . . . . . .   25
          3.6.  No Material Litigation . . . . . . . . . . . . . . . .   26
          3.7.  No Default . . . . . . . . . . . . . . . . . . . . . .   26
          3.8.  Ownership of Property; Liens . . . . . . . . . . . . .   26
          3.9.  No Burdensome Restrictions . . . . . . . . . . . . . .   26
          3.10.  Taxes . . . . . . . . . . . . . . . . . . . . . . . .   26
          3.11.  Federal Regulations . . . . . . . . . . . . . . . . .   27
          3.12.  ERISA . . . . . . . . . . . . . . . . . . . . . . . .   27
          3.13.  Investment Company Act  . . . . . . . . . . . . . . .   27
          3.14.  Full Disclosure . . . . . . . . . . . . . . . . . . .   28
          3.15.  Subordinated Debt . . . . . . . . . . . . . . . . . .   28
          3.16.  Nonrecourse Contingent Obligations  . . . . . . . . .   28
























     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

                                                                       Page
                                                                       ----

SECTION 4.  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . .  28
          4.1.  Conditions of Initial Loan . . . . . . . . . . . . . .   28
          4.2.  Conditions to All Loans  . . . . . . . . . . . . . . .   29

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . 30
          5.1.  Financial Statements . . . . . . . . . . . . . . . . .   30
          5.2.  Certificates; Other Information  . . . . . . . . . . .   31
          5.3.  Payment of Obligations . . . . . . . . . . . . . . . .   32
          5.4.  Conduct of Business and Maintenance of Existence . . .   32
          5.5.  Maintenance of Property, Insurance . . . . . . . . . .   32
          5.6.  Inspection of Property; Books and Records;
               Discussions . . . . . . . . . . . . . . . . . . . . . .   33
          5.7.  Notices  . . . . . . . . . . . . . . . . . . . . . . .   33

SECTION 6. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 34
          6.1.  Maintenance of Consolidated Tangible Net Worth . . . .   34
          6.2.  Leverage Ratio . . . . . . . . . . . . . . . . . . . .   35
          6.3.  Limitations on Liens . . . . . . . . . . . . . . . . .   35
          6.4.  Prohibition of Fundamental Changes . . . . . . . . . .   36
          6.5.  Investments  . . . . . . . . . . . . . . . . . . . . .   37
          6.6.  Limitation on Contingent Obligations . . . . . . . . .   37
          6.7.  Total Liquid Assets Ratio  . . . . . . . . . . . . . .   37
          6.8.  Limitation on Subsidiary Indebtedness  . . . . . . . .   38

SECTION 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . 38

SECTION 8.  THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . 41
          8.1. Appointment . . . . . . . . . . . . . . . . . . . . . .   41
          8.2. Delegation of Duties  . . . . . . . . . . . . . . . . .   42
          8.3. Exculpatory Provisions  . . . . . . . . . . . . . . . .   42
          8.4. Reliance by Agent . . . . . . . . . . . . . . . . . . .   42
          8.5. Notice of Default . . . . . . . . . . . . . . . . . . .   43
          8.6. Non-Reliance on Agent and Other Lenders . . . . . . . .   43
          8.7. Indemnification . . . . . . . . . . . . . . . . . . . .   44
          8.8. Agent in Its Individual Capacity  . . . . . . . . . . .   44
          8.9. Successor Agent . . . . . . . . . . . . . . . . . . . .   44

SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 45
          9.1.  Amendments and Waivers . . . . . . . . . . . . . . . .   45
          9.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . .   45
          9.3.  No Waiver; Cumulative Remedies . . . . . . . . . . . .   46
          9.4.  Survival of Representations and Warranties . . . . . .   46
          9.5.  Payment of Expenses and Taxes  . . . . . . . . . . . .   47
          9.6.  Successors and Assigns . . . . . . . . . . . . . . . .   48
          9.7.  Set-off  . . . . . . . . . . . . . . . . . . . . . . .   48
          9.8.  Termination  . . . . . . . . . . . . . . . . . . . . .   49
          9.9.  Counterparts . . . . . . . . . . . . . . . . . . . . .   50
          9.10.  Governing Law . . . . . . . . . . . . . . . . . . . .   50




















     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

                                                                       Page
                                                                       ----


     Exhibit A-1: Revolving Credit Note of the Company to ________ Bank Exhibit A-2: Revolving Credit Note of the Company to ________ Bank
     Exhibit B:    Legal Opinion of Company's Counsel
     Exhibit C:    Borrowing Certificate
     Exhibit D:    Officer's Certificate (re:  Regulation U)


     Schedule I:   Subordination Provisions
     Schedule II:  Existing Liens


























































     NYFS04...:\30\76830\0001\2125\AGR21794.Y5A

                                                  Execution Copy














     =============================================================
     -------------------------------------------------------------
                          LEUCADIA NATIONAL CORPORATION


                          -----------------------------

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                   Dated as of

                                 January 1, 1994



                                  ________ BANK


     =============================================================
     -------------------------------------------------------------